Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P. REPORT FOURTH

QUARTER AND FISCAL 2006 RESULTS

March 20, 2007 – Eagan, Minnesota — Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the fourth quarter and fiscal year ended December 31, 2006. The financial results for Holdings include the accounts of its indirect wholly-owned subsidiary, Norcraft. Holdings’ reflects the obligations under its $118.0 million 9 3/4% senior discount notes and $5.9 million of notes payable to former members. Other than these debt obligations, related deferred issuance costs, debt issuance amortization, and related interest expense, all other assets, liabilities, income, expenses, and cash flows presented for all periods generally represent those of Norcraft.

FINANCIAL RESULTS

Fourth Quarter of Fiscal 2006 Compared with Fourth Quarter of Fiscal 2005

Net sales decreased $7.1 million, or 6.9%, from $103.0 million for the fourth quarter of 2005 compared to $95.9 million for the same quarter of 2006. Income from operations decreased by $0.7 million, or 5.4%, from $13.4 million for the fourth quarter of 2005 compared to $12.7 million for the same quarter of 2006. Net income for Holdings increased $0.3 million, from $6.0 million for the fourth quarter of 2005 to $6.3 million in the same quarter of 2006. Net income for Norcraft increased $0.6 million, from $8.3 million for the fourth quarter of 2005 to $8.9 million for the same quarter of 2006.

EBITDA (as defined in the attached table) was $16.9 million for the fourth quarter of 2005 compared to $16.5 million for the same quarter of 2006.

Fiscal 2006 Compared with Fiscal 2005

Net sales increased $35.9 million, or 8.9%, from $404.6 million for fiscal 2005 compared to $440.5 million for fiscal 2006. Income from operations increased by $6.6 million, or 11.5%, from $57.2 million for fiscal 2005 compared to $63.8 million for fiscal 2006. Net income for Holdings increased $9.8 million, from $29.7 million for fiscal 2005 to $39.5 million in fiscal 2006. Net income for Norcraft increased $10.8 million, from $38.3 million for fiscal 2005 to $49.1 million for fiscal 2006.

EBITDA (as defined in the attached table) was $70.8 million for fiscal 2005 compared to $78.5 million for fiscal 2006.

“Our satisfaction with the margin improvement of 2006 is tempered by our continuing apprehension about the industry slow-down and the effect on future sales. We are encouraged by the success of our efforts to increase production efficiencies and product mix. These efforts resulted in improved margins despite a significant slow down of incoming orders.” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Thursday, March 22, 2007 at 10:00 a.m. Eastern Time. To participate, dial 800-289-0552 and use the pass code 4766472. A telephonic replay will be available by calling 888-203-1112 and using pass code 4766472.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through five brands: Mid Continent Cabinetry, UltraCraft, StarMark, Fieldstone and Brookwood.

-Selected Financial Data Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$3,928	$933	$4,038	$933
Trade accounts receivable, net	35,718	37,015	35,718	37,015
Inventories	21,997	24,197	21,997	24,197
Prepaid expenses	1,885	1,921	1,885	1,921

Total current assets	63,528	64,066	63,638	64,066
Property, plant and equipment, net	38,115	36,485	38,115	36,485
Other assets:
Goodwill	148,459	148,459	148,459	148,459
Customer relationships, net	52,731	57,197	52,731	57,197
Brand names	49,000	49,000	49,000	49,000
Deferred financing costs, net	7,656	8,396	4,994	5,344
Display cabinets, net	9,006	8,443	9,006	8,443
Other	307	111	307	111

Total other assets	267,159	271,606	264,497	268,554

Total assets	$368,802	$372,157	$366,250	$369,105

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1,959	$—	$—	$—
Book overdrafts payable	—	1,666	—	1,666
Accounts payable	8,301	10,817	8,301	10,817
Accrued expenses	23,828	20,537	23,828	20,537

Total current liabilities	34,088	33,020	32,129	33,020
Long-term debt	254,631	241,567	150,000	150,000
Commitments and contingencies	—	—	—	—
Members’ equity subject to put request	48,835	46,094	—	—
Members' equity	31,248	51,476	184,121	186,085

Total liabilities and members' equity	$368,802	$372,157	$366,250	$369,105

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.
	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net sales	$95,892	$102,968	$440,478	$404,639
Cost of sales	65,080	72,439	300,764	282,541

Gross profit	30,812	30,529	139,714	122,098
Selling, general and administrative expenses	18,161	17,157	75,919	64,874

Income from operations	12,651	13,372	63,795	57,224
Other expense (income):
Interest expense, net	5,937	5,659	22,654	23,208
Amortization of deferred financing costs	372	1,612	1,498	4,127
Other, net	19	90	150	220

	6,328	7,361	24,302	27,555

Net income	$6,323	$6,011	$39,493	$29,669

	Norcraft Companies, L.P.
	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net sales	$95,892	$102,968	$440,478	$404,639
Cost of sales	65,080	72,439	300,764	282,541

Gross profit	30,812	30,529	139,714	122,098
Selling, general and administrative expenses	18,161	17,157	75,919	64,874

Income from operations	12,651	13,372	63,795	57,224
Other expense (income):
Interest expense, net	3,434	3,498	13,370	14,893
Amortization of deferred financing costs	271	1,519	1,108	3,772
Other, net	19	90	150	220

	3,724	5,107	14,628	18,885

Net income	$8,927	$8,265	$49,167	$38,339

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Year Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$39,493	$29,669	$49,167	$38,339
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment:	4,660	4,800	4,660	4,800
Amortization:
Customer relationships	4,466	4,467	4,466	4,467
Deferred financing costs	1,498	4,127	1,108	3,772
Display cabinets	5,575	4,301	5,575	4,301
Provision for uncollectible accounts receivable	3,187	3,050	3,187	3,050
Provision for obsolete and excess inventory	199	(247)	199	(247)
Provision for warranty claims	4,480	4,595	4,480	4,595
Accreted interest on senior notes	9,145	8,315	—	—
Stock compensation expense	1,090	277	1,090	277
Loss on disposal of assets	30	255	30	255
Change in operating assets and liabilities:
Trade accounts receivable	(1,922)	(6,973)	(1,922)	(6,973)
Inventories	2,123	(1,943)	2,123	(1,943)
Prepaid expenses	35	(424)	35	(424)
Other assets	(196)	(20)	(196)	(20)
Accounts payable and accrued liabilities	(3,437)	(1,020)	(3,437)	(1,020)

Net cash provided by operating activities	70,426	53,229	70,565	53,229
Cash flows from investing activities:
Proceeds from sale of property and equipment	97	83	97	83
Purchase of property, plant and equipment	(6,659)	(6,110)	(6,659)	(6,110)
Additions to display cabinets	(6,138)	(6,710)	(6,138)	(6,710)

Net cash used in investing activities	(12,700)	(12,737)	(12,700)	(12,737)
Cash flows from financing activities:
Payment of financing costs	(758)	—	(758)	—
Payments on term loan	—	(30,500)	—	(30,500)
Book overdrafts payable	(1,666)	1,666	(1,666)	1,666
Proceeds from issuance of member interests	1,900	572	1,900	572
Repurchase of members’ interests	(2,355)	(1,949)	(2,355)	(1,949)
Distributions to members	(51,812)	(9,945)	(51,841)	(9,945)

Net cash used in financing activities	(54,691)	(40,156)	(54,720)	(40,156)
Effect of exchange rates on cash	(40)	(226)	(40)	(226)

Net increase in cash	2,995	110	3,105	110
Cash, beginning of the period	933	823	933	823

Cash, end of period	$3,928	$933	$4,038	$933

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$14,184	$14,986	$14,045	$14,986
Supplemental disclosure of non-cash transactions:
Members’ interest repurchase for consideration other than cash	$5,878	$—	$—	$—
Purchases of property, plant and equipment included in accounts payable	$517	$794	$517	$794

Reconciliation of Net Income to EBITDA

(dollar amounts in thousands)

EBITDA is net income before income tax expense, interest expense, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. We also believe EBITDA provides information relevant to investors regarding our ability to service and/or incur debt. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA are shown below:

	Norcraft Holdings, L.P. (unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net income	$6,323	$6,011	$39,493	$29,669	(1)
Interest expense, net	5,937	5,659	22,654	23,208
Depreciation	1,230	1,104	4,660	4,800
Amortization of deferred financing costs	372	1,612	1,498	4,127
Amortization of customer relationships	1,117	1,117	4,466	4,467
Display cabinet amortization	1,502	1,303	5,575	4,301
State Taxes	20	65	130	207

EBITDA	$16,501	$16,871	$78,476	$70,779

	Norcraft Companies, L.P. (unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net income	$8,927	$8,265	$49,167	$38,339	(1)
Interest expense, net	3,434	3,498	13,370	14,893
Depreciation	1,230	1,104	4,660	4,800
Amortization of deferred financing costs	271	1,519	1,108	3,772
Amortization of customer relationships	1,117	1,117	4,466	4,467
Display cabinet amortization	1,502	1,303	5,575	4,301
State Taxes	20	65	130	207

EBITDA	$16,501	$16,871	$78,476	$70,779

(1)	Net income during the year ended December 31, 2005 includes an adjustment related to our change in vacation policy which increased net income (and EBITDA) by $1,704.